Exhibit 10.1
PURCHASE AGREEMENT
December 9, 2005
Universal Compression Holdings, Inc.
4444 Brittmoore Road
Houston, Texas 77041
Ladies and Gentlemen:
     In connection with the transactions contemplated by the Underwriting Agreement (the “Underwriting Agreement”), dated as of December 8, 2005, among Universal Compression Holdings, Inc., a Delaware corporation (the “Company”), Weatherford International Ltd., a company incorporated under the laws of Bermuda, the (“Selling Stockholder”), and J.P. Morgan Securities Inc. (the “Underwriter”), the Underwriter has agreed to purchase 6,750,000 shares (the “Weatherford Shares”) of common stock of the Company, par value $0.01 per share (the “Stock”), subject to the terms and conditions set forth in the Underwriting Agreement. All definitions not otherwise deferred herein, shall have the meanings given such terms in the Underwriting Agreement. Pursuant to Section 8(a) of the Underwriting Agreement, it is a condition to the Underwriter’s obligation to purchase the Shares from the Selling Stockholder that the Company purchase 2,439,024 shares of Stock (the “Company Shares”) from the Underwriter.
     1. Purchase and Sale. In order to satisfy such condition under the Underwriting Agreement, the Company hereby agrees to purchase the Company Shares from the Underwriter at a price of $41.00 per share, subject to the purchase by the Underwriter of the Company Shares from the Selling Stockholder. Payment for the Company Shares shall be made on the Closing Date by wire transfer in immediately available funds to the account specified to the Company by the Underwriter against delivery of the Company Shares to the Company. Immediately prior to delivering the Shares to the Company, the Underwriter will be the record, beneficial and lawful owner of all of the Company Shares to be sold by the Underwriter and will have valid and marketable title to such Company Shares, and upon delivery and payment for the Company Shares, the Company will acquire valid and marketable title to the Company Shares, free and clear of any mortgage, pledge, security interest, lien, claim or other encumbrance or restriction transferability or any adverse claim.
     2. No Fiduciary Duty. The Company acknowledges and agrees that the Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the purchase and sale of the Company Shares contemplated hereby and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, the Underwriter is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriter shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriter of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriter and shall not be on behalf of the Company.
     3. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of communication. Notices to the Underwriter shall be given to J.P. Morgan Securities Inc., 277 Park Avenue, New York, New York 10172 (fax: (212) 622-8358); Attention: Equity Syndicate Desk. Notices to the Company shall be given to it at 4444 Brittmoore Road, Houston, Texas 77041 (fax: (713) 466-6720); Attention: D. Bradley Childers.
     4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     5. Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.
     6. Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
     7. Headings. The heading herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
     If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours, J.P. MORGAN SECURITIES INC.
By:	/s/ Yaw Asamoah -Duodu
Authorized Signatory

Accepted: December 9, 2005
UNIVERSAL COMPRESSION HOLDINGS, INC.

By:	/s/ D. Bradley Childers

Name: D. Bradley Childers Title: Senior Vice President and General Counsel